Exhibit 3

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Thomas F. Kostic, Patrick McCabe and Wendy M. Greenberg, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned statements on Schedule 13D or Schedule 13G, and Forms 3, 4 and 5, in accordance with Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such statement on Schedule 13D or Schedule 13G, or Form 3, 4 or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements on Schedule 13D or Schedule 13G, or Forms 3, 4 and 5, with respect to the undersigned’s holdings of and transactions in securities issued by Dolby Laboratories, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of January 23, 2006.

THE RAY DOLBY TRUST UNDER
THE DOLBY FAMILY TRUST
INSTRUMENT, DATED MAY 7, 1999

/s/ Ray Dolby
By: Ray Dolby, Trustee of the Ray Dolby Trust under the Dolby Family Trust Instrument, dated May 7, 1999

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SAN FRANCISCO	)

On January 23, 2006, before me, Elizabeth R. Orube,                                                                      a notary public, personally appeared RAY DOLBY, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Elizabeth R. Orube
Notary Public

[Seal Appears in Original]